UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2010

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3 Easton Oval, Suite 500, Columbus, Ohio	43219
(Address of principal executive offices)	(Zip Code)

(614) 418-8000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2010, M/I Homes, Inc. (“the Company”) announced that Sharen Jester Turney, Chief Executive Officer and President of Victoria’s Secret, a division of Limited Brands, Inc., has been elected to the M/I Homes Board of Directors (the “Board’) effective January 1, 2011.  Ms. Turney will be replacing Yvettee McGee Brown whose resignation from the Company’s Board will be effective January 1, 2011.  Ms. Turney will serve until the 2012 Annual Meeting of Shareholders and will stand for election at such meeting to serve until the 2015 Annual Meeting of Shareholders.  Ms. Turney has not been appointed to serve on any committee of the Board at this time.  There were no arrangements or understandings between Ms. Turney and any other persons, pursuant to which Ms. Turney was selected as a director.  No information is required to be disclosed pursuant to Item 404(a) of Regulation S-K.  Ms. Turney will receive the same compensation as the Company’s other non-employee directors as described in the Company’s proxy statement related to the 2010 Annual Meeting of Shareholders.  A copy of the press release announcing Ms. Turney’s appointment is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Document
99.1	Press release dated December 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 29, 2010

M/I Homes, Inc.

By:	/s/Ann Marie W. Hunker
Ann Marie W. Hunker
Vice President, Controller
and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description of Document
99.1	Press release dated December 29, 2010